Exhibit 4.6.1
CONFIDENTIAL
Execution Version

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Janssen Pharmaceutica NV
30 Turnhoutseweg
B-2340 Beerse, Belgium

March 14, 2025

Nanobiotix S.A
60 Rue de Wattignies
75012, Paris, France

Re: Ongoing Head and Neck Study Costs

To Whom It May Concern:

Reference is hereby made to that certain License Agreement by and between Janssen Pharmaceutica NV (“Janssen”) and Nanobiotix S.A. (“Nanobiotix”), dated July 7, 2023 (the “License Agreement”). Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings ascribed to such terms in the License Agreement. Reference is also made to [***] that certain License, Development and Commercialization Agreement, effective as of May 11, 2021, originally by and between Nanobiotix and LianBio Oncology Limited (“LianBio”), which agreement was assigned from LianBio to Janssen pursuant to that certain Asset Purchase Agreement by and among Janssen, LianBio Development (HK) Limited and LianBio, and novated from LianBio to Janssen and amended pursuant to that certain Novation Agreement by and among LianBio Development (HK) Limited, LianBio, Janssen and Nanobiotix, each dated as of December 22, 2023 (such agreement, as so assigned, novated and amended, the “LianBio Agreement”).

As you are aware, pursuant to a request of sponsorship transfer letter dated May 15, 2024, Janssen requested that Nanobiotix transfer sponsorship of the Ongoing Head and Neck Study to Janssen as contemplated in the License Agreement. The Parties subsequently entered into that certain Transition Services Agreement, effective October 28, 2024 (the “TSA”), pursuant to which the Parties are currently conducting activities to effect the transfer of the sponsorship and conduct of the Ongoing Head and Neck Study to Janssen. In addition to this TSA, the Parties entered into the Assignment Agreement (the “AA”), effective October 28, 2024, pursuant to which contracts originally entered into by Nanobiotix (the “Assigned Contracts”) have been assigned to Janssen, along with all rights and obligations of the contracts.

The Parties now desire to enter into this Letter Agreement, effective as of the date first set forth above (the “Letter Effective Date”), in order to (1) address certain matters relating to the costs

Exhibit 4.6.1
CONFIDENTIAL
Execution Version
of conducting the Ongoing Head and Neck Study and effecting the transition of the Ongoing Head and Neck Study to Janssen, (2) amend certain financial terms of the LianBio Agreement and the License Agreement in consideration therefor and (3) amend certain terms of the License Agreement relating to an Insolvency Event of Nanobiotix.
Accordingly, in consideration of the mutual promises and covenants herein contained and the consideration described herein, the Parties hereby agree as follows:
1.Nanobiotix Transition and Study Costs:

a.2024 Costs. Within ten (10) days following the date of this Letter Agreement, Janssen will pay to Nanobiotix the amount set forth in the invoice attached hereto as Exhibit A, which amount will constitute payment in full for all activities conducted by or on behalf of Nanobiotix through December 31, 2024 pursuant to the TSA and otherwise with respect to the conduct of the Ongoing Head and Neck Study under the License Agreement and the LianBio Agreement.

b.2025 Costs. From and after January 1, 2025, Nanobiotix will conduct those activities that will be separately communicated in writing to Nanobiotix by Janssen with respect to the Ongoing Head and Neck Study and the transition thereof to Janssen, the foregoing subject and according to the terms and conditions set forth in the TSA and more specifically to the scope of the Task Ownership Matrix set forth in the TSA (the “2025 Activities”). Janssen will reimburse Nanobiotix, at the FTE Hourly Rate, for Nanobiotix’s FTE costs incurred directly in the conduct of the 2025 Activities during the period starting on January 1, 2025 and ending on December 31, 2025 (“Calendar Year 2025”), within sixty (60) days following Janssen’s receipt from Nanobiotix of a reasonably detailed invoice therefor setting forth the activities so conducted and the calculation of associated FTE costs; provided, however, that the total amount reimbursable by Janssen to Nanobiotix under this Section 1.b. will in no event exceed [***](the “2025 Cap Amount”). For the avoidance of doubt, notwithstanding anything to the contrary in the License Agreement, the LianBio Agreement or the TSA, in no event will Janssen be responsible for: (i) any FTE costs incurred by Nanobiotix in conducting any activities with respect to the Ongoing Head and Neck Study or the transition thereof to Janssen that are not 2025 Activities; or (ii) in the absence of a written agreement from Janssen, any FTE costs incurred by Nanobiotix in conducting any 2025 Activities in Calendar Year 2025 that exceed the 2025 Cap Amount. The Parties anticipate that the budget for the 2025 Activities will be substantially as set forth on Exhibit B. For the sake of clarity, the Parties agree that in no situation will Nanobiotix be obligated to provide FTE based services in 2025 to the extent that the FTE costs for such services would exceed the 2025 Cap Amount. Any reasonable, documented out-of-pocket costs incurred by Nanobiotix for implementing 2025 Activities will be reimbursed by Janssen as pass-through-cost, within sixty (60) days following Janssen’s receipt from Nanobiotix of a reasonably detailed invoice therefor.

c.2026 Costs. It is anticipated that, from and after January 1, 2026, except as may be requested by Janssen in writing and agreed to by Nanobiotix, such as the FTE services listed in Exhibit C, Nanobiotix will have no further activities relating to

Exhibit 4.6.1
CONFIDENTIAL
Execution Version
the conduct of the Ongoing Head and Neck Study or the transition thereof to Janssen. Accordingly, from and after January 1, 2026, other than the services listed in Exhibit C if requested by Janssen in writing and to be agreed to by Nanobiotix, Janssen will not be responsible for any costs incurred by Nanobiotix in relation to the conduct of the Ongoing Head and Neck Study or the transition thereof to Janssen unless otherwise mutually agreed by the Parties in writing.

2.Janssen Transition and Study Costs:
a.Except as expressly set forth below in Section 3, Janssen will be solely responsible for all costs incurred by Janssen and its Affiliates in respect of the Ongoing Head and Neck Study from and after January 1, 2025.

a.Subject to the terms and conditions of this Letter Agreement, as between the Parties, Janssen will be solely responsible for payment [***] of those outstanding amounts payable in respect of services rendered [***] (excluding [***] costs in respect of amounts paid [***] to third party vendors and service providers) with respect to the Ongoing Head and Neck Study through December 31, 2024 ([***])~~.~~ For the avoidance of doubt, Nanobiotix will remain solely responsible for [***]costs payable [***] in respect of amounts paid [***] to third party vendors and service providers for services rendered with respect to the Ongoing Head and Neck Study through December 31, 2024, in accordance with Section 3.c. below.

3.Nanobiotix Payment Obligations:
a.In partial consideration for the terms of this Letter Agreement and Janssen’s funding of the Ongoing Head and Neck Study from and after January 1, 2025, Nanobiotix shall pay to Janssen a total of [***], in three installments as follows:
i.a one-time, non-refundable, non-creditable payment of [***] on or before December 1, 2025;
ii.a one-time, non-refundable, non-creditable payment of [***] on or before December 1, 2026; and
iii.a one-time, non-refundable, non-creditable payment of [***]on or before June 30, 2027.

b.Notwithstanding the foregoing, if, prior to December 31, 2025, [***]reduce the amount payable by Janssen [***] in respect of services rendered with respect to the Ongoing Head and Neck Study through December 31, 2024 to less than [***] ([***] the “Reduction Amount”), then Nanobiotix may deduct 70% of the Reduction Amount (the “Nanobiotix Reduction Amount”) from the amount payable to Janssen under Section 3.a.i. above. The Parties will reasonably cooperate [***].

c.Except as expressly set forth in Section 2.b., Nanobiotix will remain responsible for all amounts owed to any Third Party under any of the Assigned Contracts in respect of activities conducted in connection with the Ongoing Head and Neck Study prior to January 1, 2025 (other than such percentage of any such amounts allocated to Janssen pursuant to the LianBio Agreement as set forth on Exhibit D). A current non-binding estimate of such costs is set forth on Exhibit D. For the avoidance of doubt, Nanobiotix will not be responsible for any pre-payments or

Exhibit 4.6.1
CONFIDENTIAL
Execution Version
deposits for future expenses, in each case, for activities to be conducted in connection with the Ongoing Head and Neck Study on or after January 1, 2025. Except as expressly set forth in Section 2.b., if Janssen makes any payment(s) at any time to any Third Party under any of the Assigned Contracts in respect of activities conducted in connection with the Ongoing Head and Neck Study prior to January 1, 2025, Nanobiotix shall reimburse Janssen in full for all such payment(s) (other than such percentage of any such amounts allocated to Janssen pursuant to the LianBio Agreement as set forth on Exhibit D), within sixty (60) days following Nanobiotix’s receipt from Janssen of a reasonably detailed invoice therefor.

4.Amendment to LianBio Agreement Milestone Payments:
a.Table 9.3 (Development Milestones) in Section 9.3 of the LianBio Agreement is hereby deleted in its entirety and replaced with the table below. For clarity, (i) former milestone #1 is hereby deleted because the deadline for the applicable milestone event has passed and therefore such milestone event can no longer be achieved, and (ii) former milestone #2 is hereby deleted in partial consideration of the covenants and agreements set forth in this Letter Agreement.

Table 9.3 – Development Milestones
Development Milestone Event	Development Milestone Payment (in USD)
1.[***]	[***]
Total	[***]

b. Table 9.4 (Sales Milestones) in Section 9.4 of the LianBio Agreement is hereby deleted in its entirety and replaced with the table below.

Table 9.4 – Sales Milestones
Sales Milestone Event	Sales Milestone Payment (in USD)
1.[***]	[***]
1.[***]	[***]
1.[***]	[***]
Total	[***]

5.Amendment to License Agreement Milestone Payments:

a.Milestone #3 in Table 4.2.2(a) of the License Agreement is hereby amended as follows:

3	[***]	[***]

b.Milestone #4 in Table 4.2.2(a) of the License Agreement is hereby deleted, and no Milestone Payment will be owed by Janssen to Nanobiotix [***].

c.Milestone #7 in Table 4.2.2(a) of the License Agreement is hereby amended as follows:

7	[***]	[***]

Exhibit 4.6.1
CONFIDENTIAL
Execution Version
6.Payment Terms: Notwithstanding anything to the contrary in the License Agreement or the LianBio Agreement, from and after the Letter Effective Date: (a) any payment (other than royalties) that becomes payable by Janssen to Nanobiotix pursuant to the License Agreement or the LianBio Agreement (in each case, as amended by this Letter Agreement), will be payable within 60 days after Nanobiotix delivers an invoice to Janssen for such payment (which invoice shall be in compliance with the applicable requirements of such agreements); and (b) any royalties that become payable by Janssen to Nanobiotix pursuant to the License Agreement or the LianBio Agreement will be payable within 60 days after the end of each Calendar Quarter in which royalties accrue. All payments under this Letter Agreement will be made in accordance with the applicable payment terms of Article 4 of the License Agreement (as amended by this Section 6), and the payment terms of the LianBio Agreement and the TSA will not apply; provided, however, that the milestone payments under Section 4 of this Letter Agreement will be made in accordance with the applicable terms set forth in Article 9 of the LianBio Agreement (as amended by this Section 6).

7.Amendment to Termination During Insolvency Proceedings:

Section 10.5.2 of the License Agreement is hereby amended and restated in its entirety as follows:

10.5.2 Termination During Insolvency Proceedings.

(a) Without prejudice to Section 10.5.1, Nanobiotix expressly acknowledges that termination of this Agreement at the request of an official appointed by a court (an administrateur judiciaire or liquidateur judiciaire, as the case may be, or any analogous insolvency practitioner as per EU regulation 2015/848 of 20 May 2015 on insolvency proceedings) under an Insolvency Event occurring in respect of Nanobiotix or its Affiliates would be excessively detrimental to Janssen, within the meaning of Article L.622-13 of the French Commercial Code or any analogous provision.

(b) Nanobiotix expressly acknowledges that Janssen states that such termination would be excessively detrimental to Janssen, as it could notably entail the following:

(i)the termination of ongoing Clinical Studies of a Licensed Compound or a Licensed Product, such as the Clinical Studies conducted by Janssen pursuant to Section 3.4.2 and the Clinical Studies initially conducted by Nanobiotix pursuant to Section 3.4.3 for which the sponsorship may have been transferred, and the disruption or termination of Clinical Studies conducted pursuant to Section 3.4.5;

(ii) the cessation of the Manufacture and Exploitation of the Licensed Compounds and Licensed Products by Janssen in the Field in the Territory pursuant to ARTICLE 3;

(iii) the termination of the Manufacture and Supply by Nanobiotix to Janssen of the Licensed Compounds and Licensed Products pursuant to Section 3.6 of the License Agreement;

(iv)the disruption of Janssen’s commercial relationships due to termination of the sublicenses granted in accordance with Section 5.3,

Exhibit 4.6.1
CONFIDENTIAL
Execution Version

(c) Nanobiotix hereby undertakes to confirm before any competent court, arbitration tribunal, public authority, competent judicial body or any other relevant entity designated on reasonable demand by Janssen that the termination of this Agreement under the conditions described in Section 10.5.2(a) would be excessively detrimental to Janssen, within the meaning of Article L.622-13 of the French Commercial Code or any analogous provision, and to jointly plead with Janssen that such termination would be excessively detrimental to Janssen before any body, entity, tribunal, court or jurisdiction whatsoever.

(d) [***].

(e) For the purposes of Section 10.6, any termination of this Agreement at the request of an official appointed by a court (an administrateur judiciaire or liquidateur judiciaire, as the case may be, or any analogous insolvency practitioner as per EU regulation 2015/848 of 20 May 2015 on insolvency proceedings) under an Insolvency Event occurring in respect of Nanobiotix or its Affiliates will not affect the existence, validity or enforceability of [***]Section 10.5.5.

8.[***]:

The following subsections are hereby added to the end of Section 10.5.5 of the License Agreement:

(f) [***]~~.~~

(g) [***].

(h) [***]

(i) [***]:

(i) [***]

(ii) [***]~~.~~

(j) [***].

9.Addition of a Section 10.5.6:

A new Section 10.5.6 is hereby added to the License Agreement as follows:

10.5.6 Limitation of Jurisdiction of the Court-Appointed Official in an Insolvency Event.

(a)Under no circumstances shall the court-appointed official in an Insolvency Event have the jurisdiction to authorize or approve the sale, transfer, assignment, or any other form of disposition of the U.S. Patent Rights as listed in Schedule 1.65 or any other U.S. Patent Rights which may fall within the scope of the Licensed IP.

Exhibit 4.6.1
CONFIDENTIAL
Execution Version

(b)In case of an Insolvency Event, all matters pertaining to the U.S. Patent Rights as listed in Schedule 1.65 or any other U.S. Patent Rights which may fall within the scope of the Licensed IP shall be exclusively within the jurisdiction of the appropriate courts and authorities of the United States, subject to the provisions of ARTICLE 12.

The Letter Agreement is effective as of the Letter Effective Date. Except as expressly amended by this Letter Agreement, all provisions of the License Agreement, the LianBio Agreement, the Side Letter and the TSA (the “Existing Agreements”) shall remain unmodified, and the Existing Agreements as amended hereby are confirmed by the Parties as being in full force and effect. This Letter Agreement, together with the Existing Agreements (as amended by this Letter Agreement) constitute the entire agreement between the Parties with respect to the subject matter of this Letter Agreement, and supersede all prior agreements, whether written or oral, with respect to such subject matter. For the avoidance of doubt, except for the amendment of the Existing Agreements referenced in this paragraph, all other duly executed, written agreements between the Parties with respect to the Licensed Products will remain unmodified by this Letter Agreement.
The terms set forth in Article 13 of the License Agreement will apply to this Letter Agreement, mutatis mutandis; provided, however, that neither Party may assign this Letter Agreement or any of its rights or obligations hereunder without the other Party’s prior written consent, except to a permitted assignee of the License Agreement in connection with such assignment of the License Agreement to such assignee.
This Letter Agreement is governed by and shall be construed in accordance with the laws of the State of New York, excluding any conflicts of law provisions.
This Letter Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which taken together shall constitute one and the same agreement. This Letter Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of electronic signature or e-signature (irrespective of whether the relevant electronic signature or e-signature has been issued by a provider recognized or accredited under applicable Law or not) or other electronic transmission (e.g., e-mail delivery in .pdf format or similar format), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.
If the foregoing correctly sets forth the understanding between Janssen and Nanobiotix, please so indicate in the space provided below for that purpose, whereupon this Letter Agreement shall constitute a binding agreement between Janssen and Nanobiotix.

[Signature page follows.]

Exhibit 4.6.1
CONFIDENTIAL
Execution Version
IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed by their respective duly authorized representatives as of the date first set forth above.

NANOBIOTIX S.A. JANSSEN PHARMACEUTICA NV
By: ___________________________ By: ___________________________

Name: Name:
Title: Title:

JANSSEN PHARMACEUTICA NV
By: ___________________________

Name:
Title:

EXHIBIT A
[***]

EXHIBIT B

2025 BUDGET
[***]

EXHIBIT C

Indicative 2026 FTE Activities
[***]

Exhibit 4.6.1
CONFIDENTIAL
Execution Version

EXHIBIT D

ESTIMATE OF OUTSTANDING 2024 THIRD PARTY COSTS
[***]